Exhibit 99.1

News Release

For more information, please contact:

Teresa Paulsen          MEDIA

Vice President,

Communication & External Relations

tel: 402-240-5210

Chris Klinefelter        ANALYSTS

Vice President, Investor Relations

tel: 402-240-4154

www.conagrafoods.com

FOR IMMEDIATE RELEASE

ConAgra Foods Announces Fiscal 2014 EPS Below Plan, Reduces EPS Goals;

Non-Cash Impairment Charges Recognized With No Impact on Comparable EPS;

Fiscal 2014 Debt Reduction Goal Exceeded;

Commitment to Strong Dividend Reaffirmed

•	Soft Consumer Foods volumes reduce fiscal 2014 fourth-quarter EPS

•	Fiscal 2014 fourth-quarter GAAP results include large non-cash impairment charges

•	Fiscal 2014 operating cash flow and debt reduction goals exceeded

•	Fiscal 2015 comparable EPS growth expectations of mid-single-digit rate

•	Fiscal 2016-2017 comparable EPS growth expectations of high-single-digit rate

OMAHA, Neb., June 18, 2014 – Today ConAgra Foods (NYSE: CAG) is announcing that comparable fiscal 2014 fourth quarter earnings per share (EPS) will be below prior expectations. While all financial details are not yet finalized and the results in today’s release are preliminary, diluted per share performance from continuing operations for the fiscal 2014 fourth-quarter, which ended on May 25, 2014 and will be reported in more detail on June 26, 2014, is expected to be approximately $(0.76) as reported, reflecting significant non-cash impairment charges as well as other items impacting comparability. After adjusting for items impacting comparability, fiscal 2014 fourth-quarter EPS is expected to be approximately $0.55; the company’s previous guidance anticipated comparable EPS slightly in excess of $0.60 for the quarter. The lower-than-planned comparable EPS is largely the result of a 7% quarterly volume decline for the Consumer Foods segment, as well as weak profits for the Private Brands segment. Items impacting comparability are detailed on page 5 of this document.

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CONAGRA FOODS

Gary Rodkin, CEO of ConAgra Foods, commented, “We are disappointed with the Consumer Foods volume performance, which negatively impacted comparable EPS. As we have communicated, we are in the process of improving product mix and promotion strategies in the Consumer Foods segment for better results and greater effectiveness, and we expect our volume performance to improve in fiscal 2015 as a result of this. Given the profit challenges in our Private Brands segment, we are also focused on margin improvement initiatives to offset the impact of pricing concessions. Even though our earnings are below expectations, we exceeded our fiscal 2014 operating cash flow and debt reduction targets.”

He continued, “Given the challenges we faced in fiscal 2014 with regard to Consumer Foods volumes and Private Brands profitability, we are in the process of gradually strengthening several areas of our company. We anticipate fiscal 2015 to be a year of stabilization and recovery that delivers mid-single-digit comparable EPS growth. Comparable EPS growth in fiscal 2016 and 2017 should accelerate to a high-single-digit rate as we benefit from stronger underlying operations, generate sizeable productivity and administrative savings, and continue to realize substantial synergies from the Ralcorp transaction. Administrative savings are expected to play a growing role in future EPS performance as we implement effectiveness and efficiency initiatives resulting from significant work over the past fiscal year. Throughout this period of anticipated stabilization, recovery, and eventual acceleration of EPS performance, we expect to have the flexibility to invest in our business for good long-term growth. We plan to continue our current $1.00 per share annual dividend payment, and remain committed to a strong dividend policy in the future.”

Quarterly operating profit for the Private Brands is expected to show a comparable year-over-year decline of approximately $60 million. While the majority of the profit shortfall was driven by pricing concessions previously discussed, cost challenges associated with integration and business transition also weighed on profit performance. The company remains highly confident in the long-term growth opportunities for the Private Brands segment given the company’s strong value-added capabilities that will be leveraged in the years ahead, the fundamental appeal of private brands to consumers, and the strategic importance of private brands to the retail customer base.

Based on the challenges in the Private Brands segment in fiscal 2014 and the gradual nature of the anticipated recovery from fiscal 2014 earnings levels, the company’s current profit projections for the Private Brands segment are below original plans for the next several years, despite continued expectations for achievement of strong cost-related synergies in line with original plans.

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CONAGRA FOODS

These revised profit projections, as well as expectations for continued profit challenges for some retail brands (primarily Chef Boyardee), have resulted in an estimated $681 million of non-cash impairment charges in the fiscal 2014 fourth quarter. These non-cash charges, most of which relate to the Private Brands segment, reduce the amount of goodwill and other intangibles on the company’s balance sheet, and the resulting non-cash expenses will be treated as items impacting comparability. The revised profit projections for the applicable segments have been taken into consideration in the fiscal 2015-2017 EPS growth expectations cited earlier in this release.

The company notes that it generated in excess of $1.5 billion of cash from operations and repaid approximately $600 million of debt during fiscal 2014, exceeding targets for the fiscal year. The company is confident in its ability to meet its fiscal year 2015 debt repayment goals as well. The company will provide more financial and operating details on the current quarter performance, and future EPS outlook, with its regularly scheduled earnings release on June 26, 2014.

About ConAgra Foods

ConAgra Foods, Inc., (NYSE: CAG) is one of North America’s largest packaged food companies with branded and private branded food found in 99 percent of America’s households, as well as a strong commercial foods business serving restaurants and foodservice operations globally. Consumers can find recognized brands such as Banquet®, Chef Boyardee®, Egg Beaters®, Healthy Choice®, Hebrew National®, Hunt’s®, Marie Callender’s®, Orville Redenbacher’s®, PAM®, Peter Pan®, Reddi-wip®, Slim Jim®, Snack Pack® and many other ConAgra Foods brands, along with food sold by ConAgra Foods under private brand labels, in grocery, convenience, mass merchandise, club and drug stores. Additionally, ConAgra Foods supplies frozen potato and sweet potato products as well as other vegetable, spice, and bakery products to commercial and foodservice customers. ConAgra Foods operates ReadySetEat.com, an interactive recipe website that provides consumers with easy dinner recipes and more. For more information, please visit us at www.conagrafoods.com.

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CONAGRA FOODS

Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and assumptions and are subject to certain risks, uncertainties and changes in circumstances that could cause actual results to differ materially from potential results discussed in the forward-looking statements. These risks and uncertainties include, among other things: ConAgra Foods’ ability to realize the synergies and benefits contemplated by the acquisition of Ralcorp Holdings, Inc. (“Ralcorp”) and its ability to promptly and effectively integrate the business of Ralcorp; ConAgra Foods’ ability to realize the synergies and benefits contemplated by the recently formed joint venture combining the flour milling businesses of ConAgra Foods, Cargill, Incorporated, and CHS Inc.; risks and uncertainties associated with intangible assets, including any future goodwill impairment charges; the availability and prices of raw materials, including any negative effects caused by inflation or adverse weather conditions; the effectiveness of ConAgra Foods’ product pricing, including product innovation, any pricing actions and changes in promotional strategies; the ultimate outcome of litigation, including the lead paint matter; future economic circumstances; industry conditions; ConAgra Foods’ ability to execute its operating and restructuring plans; the success of ConAgra Foods’ cost-savings initiatives, and innovation and marketing investments; the competitive environment; operating efficiencies; the ultimate impact of any ConAgra Foods product recalls; access to capital; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock and debt, if any; and other risks described in ConAgra Foods’ reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this press release to reflect future events or circumstances or otherwise.

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CONAGRA FOODS

Regulation G Disclosure

Below is a reconciliation of preliminary Q4 FY14 diluted earnings per share from continuing operations, adjusted for items impacting comparability. Amounts may be impacted by rounding.

Q4 FY14 Diluted EPS from Continuing Operations

Q4 FY14
Diluted EPS from continuing operations	$(0.76)
Items impacting comparability:
Net expense related to impairment charges, including the impact on diluted share count	1.47
Net benefit related to sale of flour mills	(0.13)
Net expense related to restructuring, transaction, and integration costs	0.08
Net benefit related to unusual tax matters	(0.06)
Net benefit related to unallocated mark-to-market impact of derivatives	(0.02)
Net benefit related to historical legal matters	(0.01)
Net gain from sale of non-operating asset in the Commercial Foods segment	(0.01)
Rounding	(0.01)

Diluted EPS, adjusted for items impacting comparability	$0.55

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